SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Aspect Medical Systems, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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ASPECT MEDICAL SYSTEMS, INC.
141 Needham Street
Newton, Massachusetts 02464

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2006

To our stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspect Medical Systems, Inc. will be held on Wednesday, May 24, 2006 at 9:00 a.m., local time, at our corporate offices, 141 Needham Street, Newton, Massachusetts 02464. We refer to Aspect Medical Systems, Inc. herein as “Aspect,” “we,” or “us.” At the meeting, stockholders will consider and vote on the following matters:

1.	The election of two (2) members to our board of directors to serve as Class III directors, each for a term of three years.

2.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
      The stockholders will also act on any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.
      Stockholders of record at the close of business on April 11, 2006 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.
      We hope that all stockholders will be able to attend the Annual Meeting of Stockholders in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting of Stockholders. A postage-prepaid envelope, addressed to Computershare Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. Sending in your proxy will not prevent you from voting your stock at the Annual Meeting of Stockholders if you desire to do so, as your proxy is revocable at your option.
      All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Michael Falvey
Secretary
Newton, Massachusetts
April 28, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ASPECT MEDICAL SYSTEMS, INC.
141 Needham Street
Newton, Massachusetts 02464

PROXY STATEMENT

for the 2006 Annual Meeting of Stockholders
To Be Held On May 24, 2006
       This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aspect Medical Systems, Inc. for use at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 at 9:00 a.m., local time, at the executive offices of Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, and at any adjournment thereof.
      All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before it is exercised by signing another proxy with a later date, delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.
      Our Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed to stockholders with the mailing of the Notice of Annual Meeting of Stockholders and this Proxy Statement on or about April 28, 2006.
      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000.
Voting Securities and Votes Required
      Stockholders of record at the close of business on April 11, 2006 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders. On that date, 22,403,388 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting of Stockholders. We have no other securities entitled to vote at the meeting.
      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the Annual Meeting of Stockholders is necessary to establish a quorum for the transaction of business at the Annual Meeting of Stockholders. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting of Stockholders. The ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting of Stockholders. The votes will be counted, tabulated and certified by a representative of Computershare Trust Company, N.A., who will serve as the inspector of elections at the Annual Meeting of Stockholders.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokerage firms or nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter and will not be considered a vote cast on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the Annual Meeting of Stockholders, but will be counted for the purpose of determining whether a quorum exists.
      Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before it is exercised by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by giving our Secretary written notice that you want to revoke your proxy or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of:

•	the election as Class III directors of those persons named in this Proxy Statement,

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm, and

•	any other items that may properly come before the meeting.
      If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the meeting by proxy, you will need to obtain a proxy card from the holder of record.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000. If you want to receive separate copies of our Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION
      The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2006 by:

•	each person or entity known to us to beneficially own more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005, and

•	all of our directors and executive officers as a group.
      The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Shares of our common stock issuable under stock options exercisable on or before April 1, 2006 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Boston Scientific Corporation(2)	6,013,239	27.3
One Boston Scientific Place
Natick, Massachusetts 01760
FMR Corp.(3)	3,304,600	14.8
82 Devonshire Street
Boston, Massachusetts 02109
Massachusetts Financial Services Company(4)	1,849,550	8.3
500 Boylston Street
Boston, Massachusetts 02464
Directors and Named Executive Officers
Boudewijn L.P.M. Bollen	85,990	*
Nassib G. Chamoun(5)	656,482	2.9
J. Breckenridge Eagle(6)	420,980	1.9
Michael Falvey	73,282	*
David W. Feigal, Jr., M.D.	13,334	*
William H. Floyd	69,751	*
Edwin M. Kania, Jr.(7)	102,767	*
Scott D. Kelley, M.D.	190,432	*
James J. Mahoney, Jr.	16,666	*
Donald R. Stanski, M.D.	32,999	*
All directors and executive officers as a group (14 persons)	2,187,636	9.2

  *     Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before April 1, 2006 by Mr. Bollen: 83,498; Mr. Chamoun: 351,721; Mr. Eagle: 133,033; Mr. Falvey: 70,781; Dr. Feigal: 13,334; Mr. Floyd: 67,250; Mr. Kania: 34,999; Dr. Kelley: 179,759; Mr. Mahoney: 8,666; Dr. Stanski: 32,999; and all directors and executive officers as a group: 1,486,246.

(2)	This information is taken from a Schedule 13G/ A filed with the SEC on February 14, 2006.

(3)	This information is taken from a Schedule 13G/ A filed with the SEC on February 14, 2006 by FMR Corp. jointly with its affiliate, Edward C. Johnson III. Of the 3,304,600 shares of common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 7,700 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,304,600 shares of common stock. No one person’s interest in the 3,304,600 shares of common stock is more than 5% of the total outstanding common stock.

(4)	This information is taken from a Schedule 13G filed with the SEC on February 13, 2006.

(5)	Includes 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust, a trust for the benefit of Mr. Chamoun’s minor children. Mr. Chamoun disclaims beneficial ownership of all shares held in this trust.

(6)	Includes 25,000 shares of common stock held by Jeanne Warren Eagle, as Trustee for the Trust for John Warren Eagle, of which Mr. Eagle disclaims beneficial ownership and 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust of which Mr. Eagle is the Trustee and disclaims beneficial ownership.

(7)	Includes 47,500 shares beneficially held by One Liberty Fund III, L.P. Mr. Kania, a director of Aspect, is a general partner of One Liberty Partners III, L.P., the sole general partner of One Liberty Fund III, L.P. Also includes 1,605 shares held by Mr. Kania’s minor children. Mr. Kania disclaims beneficial ownership of the shares held by One Liberty Fund III, L.P., except to the extent of his pecuniary interest in those shares.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2005, the reporting persons complied with all Section 16(a) filing requirements, other than with respect to a Form 4 filing by Mr. Chamoun on March 3, 2006 to report a gift of 1,038 shares he made on September 9, 2005.

PROPOSAL ONE — ELECTION OF DIRECTORS
      We have a classified board of directors consisting of seven members: two Class I Directors, three Class II Directors and two Class III Directors. At each Annual Meeting of Stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. Based on the recommendation of the Corporate Governance and Nominating Committee, the board of directors has nominated Nassib G. Chamoun and James J. Mahoney, Jr. to serve as Class III directors. The persons named in the enclosed proxy card will vote to elect, as Class III Directors, Nassib G. Chamoun and James J. Mahoney, Jr., the two director nominees, unless the proxy card is marked otherwise. Each Class III Director will be elected to hold office until the 2009 Annual Meeting of Stockholders and until his successor is elected and qualified. James J. Mahoney, Jr. serves as the Lead Director of our board of directors.
      If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors or our board of directors may reduce the number of directors. Our board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
      For each member of our board of directors, including those who are nominees for election as Class III Directors, there follows information given by each concerning his age and length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly-held companies of which he serves as a director.
      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Board Recommendation
      Our board of directors believes that the election of Nassib G. Chamoun and James J. Mahoney, Jr. to serve as Class III directors is in the best interests of Aspect and our stockholders and, therefore, the board of directors unanimously recommends that the stockholders vote FOR the nominees.
Nominees for Term Expiring at the 2009 Annual Meeting (Class III Directors)
Nassib G. Chamoun, age 43, became a director in 1987.
      Nassib G. Chamoun is a founder of Aspect and has served as a director since 1987. Mr. Chamoun has served as President of Aspect since 1996 and Chief Executive Officer since 1995. He also served as Chairman of the board of directors from 1987 to 1996 and as Chief Scientific Officer from 1991 to 1995. Prior to 1995, Mr. Chamoun also served as our President and Chief Executive Officer at various times since founding Aspect in 1987. From 1984 to 1987, Mr. Chamoun was a fellow in cardiovascular physiology at the Lown Cardiovascular Laboratory of the Harvard School of Public Health.
James J. Mahoney, Jr., age 63, became a director in 2003.
      James J. Mahoney, Jr. joined Aspect as a director in March 2003 and has served as Lead Director since August 2005. Since January 2004, Mr. Mahoney has served as President and has managed The Mahoney Group, an investment firm. Mr. Mahoney is a founding partner and principal of HLM Management Company, a private equity firm that invests in small entrepreneurially managed growth stocks and in privately-held venture capital backed companies. From January 1999 to March 2002, Mr. Mahoney managed HLM Management Company’s venture capital program and, from April 2002 to April 2004, he acted as a consultant to HLM Management Company. From 1984 to December 1998, Mr. Mahoney co-managed the stock and venture capital portfolios of, and served as Chief Investment Officer of, HLM Management Company.

Mr. Mahoney currently serves as a director of Polymedica Corporation and an advisor to Trellis Partners, Avondale Partners and Bariston Partners, each of which is an investment firm.
Directors Whose Terms Expire at the 2007 Annual Meeting (Class I Directors)
David W. Feigal, Jr., M.D., M.P.H., age 56, became a director in 2004.
      David W. Feigal, Jr. joined Aspect as a director in December 2004. In May 2004, Dr. Feigal joined NDA Partners LLC, a firm that consults with biopharmaceutical and medical device businesses on product development matters, where he advises mid-stage device and biopharmaceutical companies about clinical and regulatory strategies, product development and design and the introduction of innovative technologies. Dr. Feigal spent 12 years, from 1992 to April 2004, at the United States Food and Drug Administration where he served in director level positions for the Center for Devices and Radiological Health, the Center for Biologics Evaluation and Research, and the Center for Drug Evaluation and Research. Since 2004, Dr. Feigal has also served as a Research Professor at the Arizona Biodesign Center at Arizona State University. Dr. Feigal was a member of the World Health Organization’s Global Program on AIDS and has held faculty appointments at the University of California, San Francisco and the University of California, San Diego schools of medicine.
Donald R. Stanski, M.D., age 56, became a director in 1996.
      Donald R. Stanski joined Aspect as a director in 1996. Since November 2005, Dr. Stanski has served as Vice-President and Global Head of Modeling and Simulation, leading a group of scientists who apply quantitative methods to optimize drug developments at Novartis Pharmaceuticals. Dr. Stanski has been a Professor in the Department of Anesthesia at Stanford University since 1979 and is trained as an anesthesiologist/clinical pharmacologist. He became emeritus at Stanford University in November 2005. From January 2004 until November 2005, Dr. Stanski was on public service duty at the United States Food and Drug Administration as a Scientific Advisor for the Director, Center for Drug Evaluation and Research. He served as Chair of the Department of Anesthesia at Stanford University from 1992 to 1997. From July 1998 to June 2001, Dr. Stanski served as the Vice President of Scientific and Medical Programs for Pharsight Corporation, a company that assists in the development of therapeutic products.
Directors Whose Terms Expire at the 2008 Annual Meeting (Class II Directors)
Boudewijn L.P.M. Bollen, age 59, became a director in 1998.
      Boudewijn L.P.M. Bollen joined Aspect as a director in 1998. Since January 2002 and from June 1998 to October 1998, Mr. Bollen served as President of International Operations of Aspect. From October 1998 to January 2002, he was a self-employed consultant. From 1986 to 1998, Mr. Bollen held several positions with Mallinckrodt, Inc., a specialty chemicals and healthcare company, and predecessor entities, including Executive Vice President for Worldwide Sales, Service and Distribution, Vice President of European Sales and Marketing and Vice President and Managing Director for Europe. From 1981 to 1986, Mr. Bollen served as Vice President of Marketing and Sales in Europe for Bentley Laboratories, Inc., a manufacturer of specialized monitoring and medical equipment.
J. Breckenridge Eagle, age 56, served as a director from 1988 to 1991 and from 1996 to the present.
      J. Breckenridge Eagle joined Aspect as a director in 1988 and served in that position until 1991. He became a director again in 1996 and has served as Chairman of the board of directors since that date. Mr. Eagle served as President and Chief Operating Officer of Aspect in 1996 and as a consultant to Aspect in 1995. From 1989 to 1995, he was President of ECS, Inc., a medical practice management company, which he founded in 1989. From 1981 to 1988, Mr. Eagle was Chief Financial Officer, Vice President and General Manager of The Health Data Institute, Inc., a health care services company, which he co-founded.
Edwin M. Kania, age 48, became a director in 1995.
      Edwin M. Kania joined Aspect as a director in 1995. Since 2000, Mr. Kania has served as Managing Partner and Chairman of Flagship Ventures, a venture capital firm, which he co-founded. Previously,

Mr. Kania served as a managing partner of One Liberty Ventures, a venture capital firm, which was formed in 1995, and as a general partner at Morgan Holland Ventures, a predecessor entity of One Liberty Ventures, which he joined in 1985. Mr. Kania also serves as a director of Exact Sciences Corporation.
Executive Officers of the Corporation
John Coolidge, age 45, became an executive officer in 2004.
      John Coolidge joined Aspect in May 1997 and has served as Vice President of Manufacturing since January 2001. Mr. Coolidge served as our Director of Manufacturing from May 1997 to January 2001. From 1995 to 1997, he served as Engineering Manager and was responsible for product development and manufacturing engineering management for the Interventional Vascular business of Medtronic, Inc., a medical technology company. From 1987 to 1995, Mr. Coolidge held a variety of engineering and manufacturing management positions at Johnson and Johnson Medical, Inc., a manufacturer and provider of health care products and services, the most recent of which was Business Unit Manager.
Marc Davidson, age 42, became an executive officer in 2004.
      Marc Davidson joined Aspect in December 1999 and has served as Vice President of Engineering since November 2001. Mr. Davidson served as our Director of OEM Engineering from December 1999 to November 2001. From 1985 through 1999, Mr. Davidson held a variety of marketing, engineering, sales and management positions at Hewlett-Packard Company, a manufacturer of computers and medical devices.
Philip H. Devlin, age 49, became an executive officer in 1994.
      Philip H. Devlin joined Aspect in 1990 and has served as Vice President and General Manager of Neuroscience since November 2001. From 1994 to November 2001, Mr. Devlin served as Vice President of Research and Development of Aspect, and from 1990 to 1994, he held the position of Director of Product Development of Aspect. From 1984 to 1985 and from 1986 to 1990, Mr. Devlin served as Software Engineer and Manager of Software Engineering at Lifeline Systems, Inc., a medical products and communications company. From 1980 to 1984, he held the position of Chief Biomedical Engineer at Beth Israel Hospital in Boston, Massachusetts and from 1985 to 1986, he served as Technical Marketing Engineer in the Medical Product Group of Hewlett-Packard Company, a manufacturer of computers and medical devices.
Michael Falvey, age 47, became an executive officer in 2004.
      Michael Falvey joined Aspect in March 2004. In February 2005, Mr. Falvey was appointed Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Falvey served as Vice President of Finance from March 2004 until his appointment as Vice President, Finance and Chief Financial Officer. From August 2003 to March 2004, Mr. Falvey was a self-employed consultant. From 1999 to July 2003, Mr. Falvey served as Vice President, Finance for Millennium Pharmaceuticals, a biopharmaceutical company. From 1991 to 1999, he held financial management positions at Fidelity Investments, an investment management company. From 1988 to 1991, he held financial management positions at Digital Equipment Corporation, a manufacturer of computers, and from 1982 to 1986, he held various financial positions at General Electric, a diversified industrial company.
William Floyd, age 49, became an executive officer in 2001.
      William Floyd joined Aspect in May 2001 and has served as Vice President of Sales and Marketing since September 2002. Mr. Floyd served as Vice President of Marketing from May 2001 to September 2002. From May 2000 to May 2001, Mr. Floyd was Principal of Casco Scientific, LLC, a medical device consulting group. From 1992 to 2000, Mr. Floyd held a variety of positions with Boston Scientific Corporation, a manufacturer of medical devices, the most recent of which was Vice President of Marketing, Microvasive Division.
Scott D. Kelley, M.D., age 47, became an executive officer in 2000.
      Scott D. Kelley joined Aspect in July 2000 and has served as Vice President and Medical Director since that time. Prior to joining Aspect, Dr. Kelley served as an Associate Professor of Clinical Anesthesia and Director of Liver Transplant at the University of California, San Francisco Medical School from 1990 to 2000.

Paul J. Manberg, Ph.D., age 51, became an executive officer in 1991.
      Paul J. Manberg joined Aspect in 1991 and has served as Vice President of Clinical, Regulatory and Quality Assurance since that time. From 1984 to 1990, Dr. Manberg held a variety of clinical research positions at Serono Laboratories, a pharmaceutical company, including Vice President, Research and Development. From 1979 to 1984, he was employed as a Clinical Research Scientist at Burroughs — Wellcome Company, a pharmaceutical company, and served as an Adjunct Research Scientist at the University of North Carolina.
      For additional information relating to our executive officers, see the disclosure regarding Messrs. Bollen, Chamoun and Eagle set forth under the heading “Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.
      For information relating to shares of our common stock owned by each of our directors, our chief executive officer and our four most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth above under the heading “Stock Ownership Information.”
CORPORATE GOVERNANCE
      Our board of directors has long believed that good corporate governance is important to ensure that Aspect is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the committee charters and code of conduct described below are available on our website at www.aspectms.com. Alternatively, you can request a copy of any of these documents by contacting: Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000.
Corporate Governance Guidelines
      Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of Aspect and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide, among other things, that:

•	the principal responsibility of the directors is to oversee the management of Aspect;

•	a majority of the members of the board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
      Under applicable NASDAQ Marketplace Rules, a director of Aspect will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that none of Edwin M. Kania, David W. Feigal, James J. Mahoney, Jr. or Donald R. Stanski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Director Nomination Process
      The process followed by the Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board of directors.
      In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Corporate Governance and Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of Aspect’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our corporate governance guidelines also provide that any director who reaches the age of 75 while serving as a director will retire from our board of directors effective at the end of his or her then current term. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.
      Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464. Assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below.
Communicating with the Independent Directors
      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
      Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the board of directors should address such communications to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, MA 02464.

Board Meetings and Attendance
      The board of directors met six times during the fiscal year ended December 31, 2005, either in person or by teleconference. During the fiscal year ended December 31, 2005, each director attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Stockholders
      Our corporate governance guidelines provide that directors are encouraged to attend an Annual Meeting of Stockholders. Three directors attended the 2005 Annual Meeting of Stockholders.
Board Committees
      Our board of directors has established three standing committees — Audit, Compensation, and Corporate Governance and Nominating — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted on the “Investors — Corporate Overview” section of our website, www.aspectms.com.
      Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the NASDAQ Marketplace Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.
     Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm,

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm,

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	discussing our risk management policies,

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns,

•	meeting independently with our independent registered public accounting firm and management, and

•	preparing the audit committee report required by SEC rules (which is included in this Proxy Statement).
      The current members of the Audit Committee are Mr. Mahoney (Chairman), Dr. Feigal and Mr. Kania. During the fiscal year ended December 31, 2005, the Audit Committee consisted of Mr. Mahoney (Chairman), Mr. Kania and Richard Meelia. On September 22, 2005, Mr. Meelia resigned from the board of directors, and on November 10, 2005, the board of directors elected Dr. Feigal to the Audit Committee. Our board of directors has determined that each of Mr. Mahoney and Mr. Kania is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met seven times during the fiscal year ended December 31, 2005.

     Compensation Committee
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation,

•	determining our Chief Executive Officer’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
      The current members of the Compensation Committee are Mr. Kania (Chairman), Mr. Mahoney and Dr. Stanski. During the fiscal year ended December 31, 2005, the Compensation Committee consisted of Mr. Meelia (Chairman), Mr. Mahoney and Dr. Stanski. On September 22, 2005, Mr. Meelia resigned from the board of directors, and on November 10, 2005, the board of directors elected Mr. Kania to the Compensation Committee as Chairman. The Compensation Committee met three times during the fiscal year ended December 31, 2005.
     Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors,

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees,

•	reviewing and making recommendations to the board of directors with respect to management succession planning,

•	developing and recommending to the board of directors corporate governance principles, and

•	overseeing the evaluation of the board of directors.
      The current members of the Corporate Governance and Nominating Committee are Mr. Kania (Chairman) and Drs. Feigal and Stanski. During the fiscal year ended December 31, 2005, the Corporate Governance and Nominating Committee consisted of Mr. Kania (Chairman), Mr. Mahoney and Mr. Meelia. On February 17, 2005, Messrs. Mahoney and Meelia stepped down from, and the board of directors elected Drs. Feigal and Stanski to, the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met two times during the fiscal year ended December 31, 2005.
Report of the Audit Committee
      The Audit Committee of the board of directors is currently composed of three members and acts under a written charter. The current members of the Audit Committee are Mr. Mahoney (Chairman), Dr. Feigal and Mr. Kania. During the fiscal year ended December 31, 2005, the Audit Committee consisted of Mr. Mahoney (Chairman), Mr. Kania and Mr. Meelia. On September 22, 2005, Mr. Meelia resigned from the board of directors, and on November 10, 2005, the board of directors elected Dr. Feigal to the Audit Committee.
      Management is responsible for the preparation of the financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the annual financial statements in accordance with United States generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.
      In response to the requirements of Section 404 of The Sarbanes-Oxley Act of 2002 and related rules and regulations, management completed the documentation, testing and evaluation of Aspect’s system of internal control over financial reporting for the year ended December 31, 2005. The Audit Committee provided oversight and guidance to management and financial personnel during the testing and evaluation process. In connection with this oversight, both management and the independent registered public accounting firm regularly provided updates to the Audit Committee at Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee for its review a report on the effectiveness of Aspect’s internal control over financial reporting. The Audit Committee also reviewed the independent registered public accounting firm’s report included in the Annual Report on Form 10-K for the year ended December 31, 2005 related to their audit of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee will continue to oversee the efforts pertaining to internal control over financial reporting and management’s preparations for the evaluation of internal controls in the fiscal year ending December 31, 2006.
      The Audit Committee also reviews, evaluates and discusses with management, internal accounting and financial personnel and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures.
      The Audit Committee has reviewed the audited financial statements for the fiscal year ended December 31, 2005, and has discussed these financial statements with management and the independent registered public accounting firm.
      The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), or SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent registered public accounting firm their independence from Aspect.

      Based on discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee

James J. Mahoney, Jr. (Chairman)
David W. Feigal, Jr., M.D.
Edwin M. Kania

Registered Public Accounting Firm’s Fees
      Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2004 and December 31, 2005. The following table summarizes the fees that Ernst & Young LLP billed to us for each of the last two fiscal years for audit services and for other services:

Fee Category	2005	2004

Audit Fees	$436,500	$478,300
Audit-Related Fees	$12,000	$11,500
Tax Fees	$84,000	$38,000
All Other Fees	$—	$—

Total Fees	$532,500	$527,800

     Audit Fees
      Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations related to the audited financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.
     Audit-Related Fees
      Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the audit-related fees billed in the fiscal years ended December 31, 2005 and 2004 related to services provided under the de minimus exception to the Audit Committee pre-approval requirements.
     Tax Fees
      Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $32,200 of the total tax fees paid for 2005 and $29,200 of the total tax fees paid for 2004. Tax advice and tax planning services relate to assistance with tax audits and appeals and employee benefit plans. None of the tax fees billed in the fiscal years ended December 31, 2005 and 2004 related to services provided under the de minimus exception to the Audit Committee pre-approval requirements.
     All Other Fees
      We did not incur any fees that may be classified as “All Other Fees” during the fiscal years ended December 31, 2005 or 2004.
      The percentage of hours expended by Ernst & Young LLP on the audit of our financial statements for the fiscal year ended December 31, 2005 attributed to work performed by persons other than Ernst & Young LLP’s full-time, permanent employees did not exceed fifty percent.

Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that Aspect will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Aspect by its independent registered public accounting firm during the following 12 months.

Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to Aspect by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Compensation of Directors
      We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. Non-employee directors also receive:

•	a $10,000 annual retainer,

•	a $6,000 annual retainer for service as lead director,

•	an $8,000 annual retainer for service as chair of the Audit Committee,

•	a $4,000 annual retainer for service as chair of the Compensation Committee,

•	a $4,000 annual retainer for service as chair of the Corporate Governance and Nominating Committee,

•	$1,500 for each board meeting attended in person,

•	$500 for each board meeting attended by telephone,

•	$1,000 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended in person, and

•	$500 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended by telephone.
      No director who also serves as an employee receives compensation for services rendered as a director. We currently have four non-employee directors on our board of directors: Dr. Feigal, Mr. Kania, Mr. Mahoney and Dr. Stanski.
      In addition, our non-employee directors are eligible to receive non-statutory stock options, restricted stock and other stock-based awards under our Amended and Restated 1998 Director Equity Incentive Plan, which we refer to as our 1998 restated director plan. Our 1998 restated director plan was initially adopted by our board of directors and stockholders in February 1998, was amended in December 1999 to increase the number of shares of common stock authorized under the plan from 100,000 to 200,000 shares and was amended in May 2005 to increase the number of shares of common stock authorized under the plan from 200,000 to 350,000 shares.
      Pursuant to our 1998 restated director plan, as of April 1, 2006, each non-employee director, on the date of his or her election to the board of directors, is eligible to receive (i) a non-statutory stock option to purchase 8,000 shares of our common stock, which we refer to as an initial option, and (ii) a restricted stock award to purchase 3,000 shares of our common stock, which we refer to as the initial restricted stock award. Shares of our common stock subject to the initial option become exercisable as to 50% of the shares underlying such initial option immediately upon such director’s initial election and the remainder are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the initial option continues to serve as a director on each such anniversary of the grant date. We have a right of repurchase with respect to the shares of common stock subject to the initial restricted stock award, which right of repurchase lapses as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the initial restricted stock award continues to serve as a director on each such anniversary of the grant date.

      Pursuant to our 1998 restated director plan, each non-employee director serving as a director on the date of the annual meeting (provided that such director has served as a director for at least six months prior to such annual meeting), is eligible to receive (i) a non-statutory stock option to purchase 3,000 shares of common stock, which we refer to as an annual option, and, together with an initial option, a director option, and (ii) a restricted stock award to purchase 2,000 shares of common stock, which we refer to as an annual restricted stock award, and, together with an initial restricted stock award, a director restricted stock award. Shares of common stock subject to the annual option are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the annual option continues to serve as a director on each such anniversary right of repurchase of the grant date. We have a right of repurchase with respect to the shares of common stock subject to the annual restricted stock award, which lapses as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the annual restricted stock award continues to serve as a director on each such anniversary of the grant date.
      Pursuant to our 1998 restated director plan, during the fiscal year ended December 31, 2005, we granted no director restricted stock awards and granted annual options as follows:

	Number of
	Shares
	Underlying	Exercise	Grant
Name	Options	Price	Date

Mr. Kania	7,500	29.73	5/25/05
Mr. Mahoney	7,500	29.73	5/25/05
Dr. Stanski	7,500	29.73	5/25/05
      Since Dr. Feigal was initially appointed to our board of directors in December 2004, which was within six months of the 2005 Annual Meeting of Stockholders, Dr. Feigal did not receive an option grant at the time of the 2005 Annual Meeting of Stockholders.
Certain Relationships and Related Transactions

Product Development and Distribution Agreement with Boston Scientific Corporation
      On May 23, 2005, we entered into the Product Development and Distribution Agreement, which we refer to as the 2005 product development and distribution agreement, with Boston Scientific Corporation, which owned approximately 27% of our outstanding common stock at March 1, 2006. The 2005 product development and distribution agreement provides for the development of products that incorporate EEG analysis technology for the diagnosis of neurological, psychiatric or pain disorders or screening or monitoring patient response to treatment options for such disorders, which are referred to in the 2005 product development and distribution agreement as BIS-Screen Products. In accordance with the 2005 product development and distribution agreement, Boston Scientific Corporation has agreed to provide $25,000,000 in development funding in five annual installments of $5,000,000. The first installment of the development payments was made in May 2005. Up to $2,500,000 of the development payments may be accelerated for a subsequent payment year with the approval of Boston Scientific Corporation. In no event will Boston Scientific Corporation be obligated to make total payments that exceed $25,000,000. In exchange, we agreed to appoint Boston Scientific Corporation as our exclusive, worldwide distributor of any BIS-Screen Products in the Boston Scientific Field, as defined in the 2005 product development and distribution agreement. The Boston Scientific Field does not include our products designed for the early detection, diagnosis and management of patients with dementia caused by a neurological condition such as Alzheimer’s disease, or with cognitive impairment that is likely a precursor to Alzheimer’s disease, which products are referred to in the 2005 product development and distribution agreement as the Aspect Field. Additionally, we have the option to manufacture BIS-Screen products developed pursuant to the agreement for Boston Scientific Corporation, or any other distributor. We must exercise this option no later than six months prior to the reasonably estimated product completion date. In the event that we do not exercise this manufacturing option, Boston Scientific Corporation has the right to exercise the manufacturing option.
      In accordance with the 2005 product development and distribution agreement, we are required to use at least 80% of the Boston Scientific Corporation development payments to fund our fully-burdened product development costs in any disease state in which the development of BIS-Screen Products has been approved by the joint steering committee for our alliance with Boston Scientific Corporation. Additionally, we may use up to 20% of the Boston Scientific Corporation development payments to fund our fully-burdened product development costs relating to the development of BIS-Screen Products in the Aspect Field or in any disease states in which the development of BIS-Screen Products have not been approved by the steering committee. In addition, we and Boston Scientific Corporation will share in any profits from the sale of BIS-Screen Products for a period of twelve years after first product launch.
      We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.
      For executive officer compensation and option exercise information, see “Information About Executive Compensation — Compensation of Executive Officers” and “Information About Executive Compensation — Report of the Compensation Committee.”
INFORMATION ABOUT EXECUTIVE COMPENSATION
Compensation of Executive Officers
      Summary Compensation Table. The following table sets forth certain information concerning compensation for services rendered to us for the fiscal years ended December 31, 2005, 2004 and 2003, by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2005, whom we collectively refer to as our named executive officers.
SUMMARY COMPENSATION TABLE

								Long-Term
								Compensation

								Awards

		Annual Compensation								Number of
								Restricted		Securities
	Fiscal					Other Annual		Stock		Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation ($)		Awards ($)		Options (#)	Compensation ($)

Nassib G. Chamoun	2005	260,000		251,355		—		177,243	(6)	75,000	3,150	(4)
Chief Executive Officer	2004	250,000		203,156		—		—		100,000	—
and President	2003	250,000		200,000		—		—		56,250	—

Boudewijn L.P.M. Bollen	2005	364,956	(1)	208,945	(1)	5,197	(2)	53,175	(6)	22,500	45,452	(3)
President of International	2004	359,136	(1)	155,436	(1)	6,025	(2)	—		30,000	31,555	(3)
Operations	2003	326,114	(1)	150,000	(1)	2,870	(2)	—		42,500	37,053	(3)

Michael Falvey	2005	208,000		134,056		—		53,175	(6)	22,500	3,150	(4)
Vice President, Chief	2004	152,308		81,263		—		—		125,000	—
Financial Officer	2003	—	(5)	—		—		—		—	—
and Secretary

Scott D. Kelley, M.D.	2005	213,200		128,056		—		53,175	(6)	22,500	3,150	(4)
Vice President and	2004	205,000		133,294		—		—		30,000	—
Medical Director	2003	205,000		125,000		—		—		33,750	—

William Floyd	2005	192,400		192,603		—		53,175	(6)	22,500	3,150	(4)
Vice President of Sales	2004	185,000		170,252		—		—		30,000	—
and Marketing	2003	185,000		149,500		—		—		38,750	—

(1)	All of Mr. Bollen’s compensation was paid by us in euros and the amounts reported reflect the conversion of Mr. Bollen’s compensation using the average exchange rate of euros to U.S. dollars during the fiscal year reported. For the fiscal year ended December 31, 2005, Mr. Bollen’s salary was approximately

€293,000 and for each of the fiscal years ended December 31, 2004 and 2003, his salary was € 288,000. Mr. Bollen’s bonus is determined in U.S. dollars.

(2)	Reflects the amount contributed by us to Mr. Bollen’s privately-paid medical insurance plan.

(3)	Consists of the amount we paid for Mr. Bollen’s pension benefits.

(4)	Consists of amounts we paid to match such named executive officer’s 401(k) contribution.

(5)	Mr. Falvey began serving as our Vice President, Chief Financial Officer, Secretary and Treasurer on February 9, 2005. From March 2004 to February 2005, Mr. Falvey served as our Vice President of Finance.

(6)	Consists of restricted stock awards to purchase shares of our common stock. Mr. Chamoun received restricted stock awards to purchase 8,333 shares of our common stock and Mr. Bollen, Mr. Falvey, Mr. Kelley and Mr. Floyd each received restricted stock awards to purchase 2,500 shares of our common stock.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to the named executive officers during the fiscal year ended December 31, 2005.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise		For Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(1)	Year(2)	($/Share)	Date	5%($)	10%($)

Nassib G. Chamoun	75,000	8.56	20.61	2/16/2015	927,114	2,463,527
Boudewijn L.P.M. Bollen	22,500	2.57	20.61	2/16/2010	291,634	739,058
Michael Falvey	22,500	2.57	20.61	2/16/2015	291,634	739,058
Scott D. Kelley, M.D.	22,500	2.57	20.61	2/16/2015	291,634	739,058
William Floyd	22,500	2.57	20.61	2/16/2015	291,634	739,058

(1)	We granted these stock options on February 16, 2005. One-eighth of the shares of common stock underlying each of these stock options become exercisable six months after the date of grant, and the remaining shares of common stock underlying these options become exercisable monthly thereafter over a forty-two month period. Each option has an exercise price equal to the fair market value per share of our common stock on the date of grant.

(2)	During the fiscal year ended December 31, 2005, we granted stock options to purchase an aggregate of 875,700 shares of our common stock to our employees, including our executive officers.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of our common stock.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2005 and the number and value of unexercised options held as of December 31, 2005 by the named executive officers.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares Acquired	Value	at Fiscal Year-End(#)	at Fiscal Year-End($)(2)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Nassib G. Chamoun	74,233	2,036,931	346,017/122,812	7,662,819/2,214,907
Boudewijn L.P.M. Bollen	100,000	2,434,703	74,010/51,146	1,573,848/1,027,963
Michael Falvey	—	—	61,506/85,994	1,163,614/1,575,536
Scott D. Kelley, M.D.	30,164	802,270	172,650/47,811	3,134,242/957,610
William Floyd	101,791	1,761,042	82,734/53,385	1,792,716/1,115,183

(1)	Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	Value is based on the difference between the closing sale price per share of our common stock on the NASDAQ National Market on December 30, 2005, the last trading day of the fiscal year ended December 31, 2005 ($34.35), and the applicable option exercise price, multiplied by the number of shares subject to the option.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, as amended, our 1998 Stock Incentive Plan, our 1998 director plan and our 1999 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.
Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))(1)

Equity compensation approved by stockholders	3,949,343	$14.86	1,844,258	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,949,343	$14.86	1,844,258	(1)

(1)	Includes 1,431,332 shares of our common stock issuable under our 2001 Stock Incentive Plan, as amended, 88,216 shares of our common stock issuable under our 1998 Stock Incentive Plan, 222,502 shares of our common stock issuable under our 1998 director plan and 102,208 shares of our common stock issuable under our 1999 Employee Stock Purchase Plan.
Report of the Compensation Committee
      Our executive compensation program is administered by the Compensation Committee, which is currently composed of three members. The current members of the Compensation Committee are Mr. Kania

(Chairman), Mr. Mahoney and Dr. Stanski. During the fiscal year ended December 31, 2005, the Compensation Committee consisted of Mr. Meelia (Chairman), Mr. Mahoney and Dr. Stanski. On September 22, 2005, Mr. Meelia resigned from the board of directors, and on November 10, 2005, the board of directors elected Mr. Kania to the Compensation Committee as Chairman.
      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The Compensation Committee establishes compensation policies for the President and Chief Executive Officer, Mr. Chamoun; the Chairman of the Board of Directors, Mr. Eagle; and our Chief Financial Officer, Mr. Falvey and, until his resignation as Chief Financial Officer on February 9, 2005, Mr. Armstrong. In addition, Mr. Chamoun recommends compensation packages for the remaining executive officers for determination by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by our full board of directors.
      This report is submitted by the Compensation Committee and addresses the compensation policies of Aspect for the fiscal year ended December 31, 2005 as they affected Mr. Chamoun and our other executive officers.

Compensation Philosophy
      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

•	Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

•	Sustained Performance

Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.
      In evaluating each executive officer’s performance, we generally conform to the following process:

•	business and individual goals and objectives are set for each performance cycle;

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Aspect are evaluated;

•	the executive’s performance is then compared with peers within Aspect and the results are communicated to the executive; and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.
      Annual compensation for our executives generally consists of three elements: salary, bonus and equity based awards.

      Salary for our executives is generally set by reviewing compensation for comparable positions in the industry and the historical compensation levels of our executives. Annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Aspect as a whole or of a business group of Aspect;

•	continued innovation in development and commercialization of our technology;

•	timely development, regulatory approval and commercial introduction of new products or processes or expanded uses of existing products;

•	development and implementation of successful marketing and commercialization strategies; and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.
      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Base salaries for each of our executive officers increased for the fiscal year ended December 31, 2005 as compared to the fiscal year ended December 31, 2004. The increase in base salaries for the fiscal year ended December 31, 2005 compared to the fiscal year ended December 31, 2004 was a result of the Company’s performance and individual executive’s contribution to that performance. Bonuses totaling $1,642,714 were paid to our executive officers for the fiscal year ended December 31, 2005.
      Compensation for executive officers also includes the long-term incentives afforded by stock options and restricted stock awards. Our equity compensation program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of equity awards is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options and restricted stock awards with monthly vesting or forfeiture schedules over a four-year period (however, the options may not be exercised and the restrictions on restricted stock awards do not lapse during the first six months after they are granted) to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2005, we granted (i) stock options to purchase an aggregate of 282,000 shares of our common stock to executive officers at a weighted average exercise price of $20.61 per share and (ii) restricted stock awards to purchase an aggregate of 31,333 shares of our common stock to executive officers at a weighted average purchase price of $0.01 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2005 were granted at fair market value on the date of grant.
      Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 5% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code, which we refer to as the Code, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We generally seek to structure the performance-based portion of the compensation of our executive officers, which currently consists solely of stock option grants and restricted stock awards, in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions. There can be no assurance that compensation attributable to stock options granted under our stock incentive plans will be exempt from Section 162(m) as qualifying performance-based compensation. In addition, the Compensation Committee has the authority to authorize compensation payments that may not be subject to the limit established by Section 162(m) where the Compensation Committee believes that such payments are appropriate and in the best interests of Aspect and our stockholders, after taking into consideration changing business conditions and the performance of our executive officers.

Mr. Chamoun’s 2005 Compensation
      Mr. Chamoun is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Chamoun’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.
      Mr. Chamoun’s salary was $260,000 for the fiscal year ended December 31, 2005. Mr. Chamoun received a bonus of $251,355 in February 2006 for his performance during the fiscal year ended December 31, 2005. In addition, during the fiscal year ended December 31, 2005, Mr. Chamoun received (i) stock options to purchase an aggregate of 75,000 shares of our common stock at a weighted average exercise price of $20.61 per share and (ii) restricted stock awards to purchase an aggregate of 8,333 shares of our common stock at a weighted average purchase price of $.01 per share. In determining Mr. Chamoun’s compensation, the Compensation Committee considered:

•	The first full year of profitability for the Company in 2005,

•	The increase in worldwide revenues in 2005 of 39% as compared to 2004 worldwide revenues,

•	The increase in worldwide monitor and module unit sales of 93% as compared to 2004 worldwide monitor and module unit sales, and

•	Other successes, including:

•	Entering into a significant collaboration agreement with Boston Scientific Corporation to develop brain monitoring technology designed to diagnose depression and Alzheimer’s disease.

•	Improving Aspect’s working relationship with academic leaders and professional organizations in the anesthesia community.

•	Meeting the challenges of serving as Chief Executive Officer of a rapidly growing medical device company as demonstrated by Aspect’s achievement of its key operating and strategic goals in 2005, effective leadership of the organization and his constructive interactions with the board of directors and particularly, the independent members of the board of directors.

Compensation Committee

Edwin M. Kania (Chairman)
James J. Mahoney, Jr.
Donald R. Stanski, M.D.
Compensation Committee Interlocks and Insider Participation
      The current members of the Compensation Committee are Mr. Kania (Chairman), Mr. Mahoney and Dr. Stanski. During the fiscal year ended December 31, 2005, the Compensation Committee consisted of Mr. Meelia (Chairman), Mr. Mahoney and Dr. Stanski. On September 22, 2005, Mr. Meelia resigned from the board of directors, and on November 10, 2005, the board of directors elected Mr. Kania to the Compensation Committee as Chairman. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2005, or formerly, an officer or employee of Aspect or any subsidiary of Aspect. No member of the Compensation Committee had any relationship with us during the fiscal year ended December 31, 2005 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.
Comparative Stock Performance Graph
      The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on December 29, 2000 and plotted at the end of the last trading day of the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005, in each of (i) our common stock, (ii) the NASDAQ National Market Index of U.S. Companies and (iii) an index of surgical, medical and dental instruments and supplies companies listed on the NASDAQ National Market which we refer to as the NASDAQ Medical Device Index.

		NASDAQ	NASDAQ
Measurement Period	Aspect Medical	National	Medical
(Fiscal Year Covered)	Systems, Inc.	Market Index	Devices Index

12/29/00	$100.00	$100.00	$100.00
12/31/01	$115.94	$79.32	$109.20
12/31/02	$39.30	$54.84	$89.26
12/31/03	$132.55	$81.99	$130.44
12/31/04	$283.59	$89.22	$152.42
12/31/05	$398.26	$91.12	$168.10

PROPOSAL TWO — RATIFICATION OF SELECTION
OF REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of our board of directors has selected the firm of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006. Although stockholder approval of the Audit Committees’ selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of

Stockholders and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.
Recommendation of the Board of Directors
      The board of directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP as Aspect’s registered public accounting firm for the fiscal year ending December 31, 2006.
OTHER MATTERS
      Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.
SOLICITATION OF PROXIES
      The cost of solicitation of proxies will be borne by Aspect. In addition to the solicitation of proxies by mail, officers and employees of Aspect may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
REVOCATION OF PROXY
      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, our Secretary receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares, our Secretary receives a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or the registered holder appears at the meeting and votes in person.
STOCKHOLDER PROPOSALS
      In order to be included in the proxy materials for our 2007 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 141 Needham Street, Newton, Massachusetts 02464 no later than December 27, 2006. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.
      If a stockholder wishes to present a proposal at our 2007 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent annual meeting. Assuming that our 2007 Annual Meeting of Stockholders is held on or after May 4, 2007 and on or before August 2, 2007 (as we currently anticipate), our bylaws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 23, 2007 and no later than March 15, 2007. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

Michael Falvey
Secretary
Newton, Massachusetts
April 28, 2006
      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Proxy — ASPECT MEDICAL SYSTEMS, INC.
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Aspect Medical Systems, Inc.
ANNUAL MEETING PROXY CARD

☒	Please mark votes as in this example
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

1.	To elect the following two (2) nominees as Class III directors of the company.

	Nominees:	01 Nassib G. Chamoun
02 James J. Mahoney, Jr.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	VOTE FOR ALL EXCEPT
To withhold a vote for a specific nominee, mark this box with an X and mark the appropriately numbered box from the nominee list below
01-	☐ 02-☐

01-	Nassib G. Chamoun
02-	James J. Mahoney, Jr.

Mark this box with an X if you have made changes to your name or address details above.          ☐

Authorized signers — sign here. This Section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears on this proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, trustee, guardian, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person, giving full title. If the person named on the stock certificate has died, please submit evidence of your authority.

Signature 1:	Signature 2:	Date	(mm/dd/yyyy):	/ /

ASPECT MEDICAL SYSTEMS, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ASPECT MEDICAL SYSTEMS, INC.
     The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints Nassib G. Chamoun and Michael Falvey, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock, $0.01 par value per share, of Aspect Medical Systems, Inc. (the “Company”) held of record by the undersigned on April 11, 2006 at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 at 9:00 a.m., Eastern time, at the Company’s corporate headquarters located at 141 Needham Street, Newton, Massachusetts 02464, and any adjourned or postponed session thereof. The undersigned hereby directs Nassib G. Chamoun and Michael Falvey to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE